EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the day of October, 1998, by and between MIKE'S ORIGINAL, INC., a Delaware corporation (hereinafter the "Company"), and GERALD SCHNEIDER, an individual residing at 172 The Vale Street, Syosset, NY 11791 (hereinafter called the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee desire to enter into an Employment Agreement relating to the Company's employment of the Employee; and

     WHEREAS, this Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between the Company and the Employee relating to such employment.

     NOW, THEREFORE, it is agreed as follows:

     1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth.

     2. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a five
(5) year period of employment commencing ____________________ ("Effective Date") and terminating ______________ on ________. The Company, at its sole option, may elect to renew the Agreement for an additional five (5) year period by providing written notice of such election to employee prior to expiration of the initial term of the Agreement.

     3. Duties and Extent of Services During Period of Employment.

     (a) During the term of Employee's employment, Employee shall be employed as a Vice President of Sales and Marketing of the Company. In such capacity, Employee agrees that he shall serve the Company under the direction of the Board of Directors of the Company to the best of his ability, shall devote his full-time efforts to the execution of his duties for the Company, shall perform all duties incident to his offices on behalf of the Company, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors of the Company consistent with his executive position. Employee shall also serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors. Notwithstanding the foregoing, it is understood and agreed that during the term hereof Employee shall be responsible for the operations of the Company and that the duties of

Employee during the period of active employment shall not be inconsistent therewith or with those duties ordinarily performed by an executive. The Company shall not require Employee to be employed in any location other than the New York Metropolitan area unless he consents in writing to such location.

     4. Remuneration. During the period of employment, Employee shall be entitled to receive the following compensation for his services:

     (a) The Company shall pay to Employee a base salary at the rate of $115,500 per annum, payable in equal weekly installments, or in such other manner as shall be agreeable to the Company and Employee. On each anniversary of the Effective Date during the term of Employee's employment with the Company, Employee shall be entitled to a minimum salary increase equal to five percent (5%) of his salary in the immediately proceeding one-year period. In the event the Company elects to renew this Agreement with Employee after the expiration of the initial five (5) year term, Employee shall be entitled to a minimum salary increase on the fifth anniversary of the Effective Date equal to ten percent (10%) of his salary in the immediately preceding one-year period.

     (b) The Company shall grant to Employee 200,000 shares of Common Stock (prior to any reverse split) which shall vest as follows: 100,000 shares on January 15, 1999 and 100,000 shares on January 15, 2000. The Employee shall have "Piggy Back" Registration Rights for the shares (other than under an S-8 or S-4) unless the Underwriter deems that such rights are not in the best interests of the underwriting. In the event of a termination of this Agreement by the Company without cause then all of the aforesaid shares shall immediately vest. In the event of a default by the employee under this Agreement, then all shares not previously vested shall be returned to the Company.

     (c) At the end of each full fiscal year of the Company during the term of this Agreement, the Company shall pay to Employee a bonus equal to two percent (2%) of the pre-tax profits of the Company. In addition, upon the closing of each acquisition by the Company of a business located by the Employee with a purchase price equal to or less than $750,000.00, the Company shall grant Employee fully vested options to purchase 25,000 shares of Common Stock at the closing price of such stock on the date of the grant. In addition, the Company shall grant Employee additional fully vested options upon the closing of each acquisition of a business located by the Employee with a purchase price exceeding $750,000, with the number of such additional options granted to be determined by multiplying the portion of the purchase price exceeding
$750,000.00 by a fraction, the numerator of which shall be 25,000 and the denominator of which shall be 750,000. In no event, however, shall the total number of options to purchase the Company's shares granted to Employee for any acquisition exceed 50,000. All such options that remain unexercised on the tenth anniversary of the date of grant shall expire on such date.

     5.   Employee Benefits; Expenses.

          (a) During the period of employment, Employee shall be eligible to participate in stock option plans, stock purchase plans or other employee incentive plans of the Company to the extent such plans exist and to the same extent as the Company's other executives as determined in the sole discretion of the Board of Directors of the Company or a committee thereof.

          (b) During the period of employment, Employee shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the perquisites customarily associated with the position of the an executive of the Company; and he shall be entitled to regular vacations during each year of four (4) weeks in the aggregate. The Company shall not pay Employee any additional compensation for any vacation time not used by Employee nor shall vacation time accrued in any calendar year be usable in any other calendar year

          (c) It is contemplated that during the period of employment, Employee may be required to incur out-of-pocket expenses in connection with the performance of his services hereunder, including expenses incurred for travel and business entertainment. Accordingly, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder upon submission of reasonable documentation therefore in accordance with the Company's policies. Notwithstanding and in addition to the foregoing, in recognition that Employee will be required during the term of this Agreement to do a considerable amount of driving in connection with his services hereunder, the Company shall also provide Employee with an automobile allowance of $525.00 per month, with annual increases of five percent (5%) per year, and shall reimburse the Employee for all expenses relating to gasoline, tolls and automobile insurance on a monthly basis upon submission of receipts, throughout the term of this Agreement. In addition to the foregoing, the Company shall provide Employee with a special discretionary expense account equal to One Thousand Five Hundred Dollars ($1,500.00) per month for entertainment and other expenses related to the conduct and advancement of the Company's business upon receipt of Employee's monthly invoice for such amount. In the event that, at the expiration of any automobile lease, Employee is assessed an excess mileage charge, the Company shall reimburse Employee for such charge.

          (d) All benefits to Employee specifically provided for herein shall be in addition to, and shall not diminish, (i) such other benefits and/or compensation as may hereafter be granted to or afforded to Employee by the Board of Directors of the Company, or (ii) any rights which Employee may have or may acquire under any hospitalization, life insurance, pension, profit sharing, incentive compensation or other present or future employee benefit plan or plans of the Company.

     (e) In the event of the death of Employee during the course of his employment hereunder, the Company shall (i) pay Employee's widow the proceeds of any life insurance policy maintained by the Company that names her as a beneficiary, or (ii) continue to pay to Employee's widow, or to such other person or persons as may be designated by Employee in his Will, or to his Estate in the event of Employee's intestacy, one-half (1/2) of the base salary (excluding bonuses, expenses, stock options and all benefits) to which Employee is entitled pursuant to paragraph 4(a) hereunder for a period of one year from the date of death. The Company and Employee shall determine within sixty (60) days of the Effective Date whether adequate insurance on the life of Employee is available at a reasonable premium.

     6. Disability. If Employee, during the period of employment, becomes unable for three consecutive months or more, or any 180 days in any twelve-month period, due to ill health or other physical or mental incapacity, to perform his services hereunder, the Company may thereafter, upon at least 45 days' written notice to Employee, place him on disability status. After such action by the Company, Employee shall continue to receive one-third (1/3) of the last base salary paid to Employee under Section 4(a) hereof until the end of the period of employment or until his disability ends.

     7.   Confidential Information.

     (a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time thereafter divulge or communicate to any person nor shall Employee direct any Company employee, representative or agent to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

     (b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

          (c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

          (d) All written materials, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

          (e) The provisions of this Section 7 shall survive the termination of this Employment Agreement.

     8.   Non-Competition.

          (a) During the term of this Agreement (subject to clause (b) of this Section 8, the "Restricted Period"), the Employee shall not, without the written consent of the Company, directly or indirectly:

            (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business anywhere which is competitive with the business in which the Company is engaged or plans to be engaged at the time Employees' employment by the Company ceased; provided, however, that nothing contained herein will prevent Employee from owning less than five percent (5%) of any class of equity or debt securities listed on a national securities exchange or traded in any established over-the-counter securities market, so long as such involvement with the issuer of any such securities is solely that of a passive investor;

            (ii) for his own account or for the account of any other person or entity (A) interfere with the Company's relationship with any of its suppliers, customers, representatives or agents or (B) transact any business with any customer or supplier of the Company which transacts or has transacted business with the Company at any time during the term of this Agreement; or

            (iii) employ or otherwise engage, or solicit, entice or induce on behalf of himself or any other person or entity, the services, retention or employment of any person who has been an employee, sales representative, consultant to or agent of the Company within one year of the date of the last date of such person or entity's employment with the Company.

          (b) In the event that the Employee's employment hereunder is terminated by Employee for any reason or is terminated by the Company with cause, or the term of Employee's employment expires and is not renewed by the Company, the covenant contained in Section 8(a) hereof shall extend for a period of two (2) years beyond the termination of the Employee's employment but shall be limited in geographic scope to the area within one hundred (100) miles of any of the Company's or its affiliates' business locations.

          (c) The parties  hereto  intend that the  covenants  contained in this
Section 8 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 8 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are lease populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this
Section 8.

          (d) With respect to the covenants contained in Sections 7 and 8 of this Agreement, Employee agrees that any remedy at law for any breach or threatened or attempted breach of such covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security.

          (e) Notwithstanding the foregoing, the provisions of this Paragraph 8 shall be null and void in the event the Company defaults on any of its obligations to Seller pursuant to the Asset Purchase Agreement dated as of July 20, 1998.

     9.   Termination.

          (a) The Company and Employee agree that Employee's services hereunder may be terminated for "cause" by the Company only (i) for an act of fraud or embezzlement adversely affecting the financial interest of the Company, (ii) in the event that the Company places Employee on disability status pursuant to
Section 6 hereof more than once during the term hereof, (iii) in the event of a conviction of the Employee for any felony, (iv) in the event of material breach by the Employee of this Agreement if such breach remains uncured thirty (30) days after the Company provides notice of such breach to Employee, (v) in the event of any willful breach by the Employee of this Agreement if such breach remains uncured fifteen (15) days after the Company provides notice of such breach to Employee, or (vi) in the event Employee fails to devote his full time and efforts to the execution of his duties for the Company.

          (b) If the Company terminates Employee's employment hereunder for any reason other than for "cause" as set forth in Section 9(a) hereof, Employee's compensation shall be paid to him as provided hereunder for the lesser of the
(i) remainder of the term of this Agreement or (ii) six (6) months. If the Company terminates Employee's employment hereunder for "cause" as set forth in
Section 9(a) hereof, Employee shall not be entitled to receive any further compensation hereunder which has not already been earned pursuant to the terms hereof. Employee and the Company acknowledge that the foregoing provisions of this paragraph 9(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

          (c) All unexercised stock options granted Employee shall expire on the date Employee ceases to be employed by the Company if the Company terminates Employee with cause or Employee terminates his employment with the Company.

     10. Consolidation or Merger. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation, person or entity during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

     11. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to its offices at _______________________________________, or such other address as the Company
may        hereafter        designate,        with       a        copy        to
_______________________________________________________________________________.
Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to him at 172 The Vale Street, Syosset, NY 11791 or such other address as he may hereafter designate.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

          13. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

          14.  Prior  Agreements  Superseded.   This  Agreement  supersedes  any
employment or consulting agreements, oral or written, entered into between Employee and the Company prior to the date of this Agreement.

          15. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws.

          16. Acknowledgment. Employee acknowledges that he has carefully read this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform his obligations under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MIKE'S ORIGINAL, INC.

                                   By:__________________________

                                     Name:______________________

                                     Title: ____________________




                                   _____________________________
                                   Gerald Schneider